veris
RESIDENTIAL™

Earnings Release and Supplemental

Q2 2024

Table Of Contents

Page(s)
3	Earnings Release
Key Financial Data
7	Consolidated Balance Sheet
8	Consolidated Statement of Operations
9	FFO, Core FFO and Core AFFO
10	Adjusted EBITDA and EBITDAre
11	Components of Net Asset Value
Operating Portfolio
12	Multifamily Operating Portfolio
13	Commercial Assets and Developable Land
14	Same Store Market Information
15	Same Store Performance
Debt
16	Debt Profile
17	Debt Summary and Maturity Schedule
Reconciliations and Additional Details
18	Annex 1: Transaction Activity
19	Annex 2: Reconciliation of NOI
20	Annex 3: Consolidated Statements of Operations and Non-GAAP Financial Footnotes
21	Annex 4: Unconsolidated Joint Ventures
22	Annex 5: Debt Profile Footnotes
23	Annex 6: Multifamily Property Information
23	Annex 7: Noncontrolling Interests in Consolidated Joint Ventures
25	Non-GAAP Financial Definitions
27	Company Information

V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports Second Quarter 2024 Results
JERSEY CITY, N.J., July 24, 2024 –– Veris Residential, Inc. (NYSE: VRE) (the “Company”), a forward-thinking, environmentally and socially conscious multifamily REIT, today reported results for the second quarter 2024.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income (Loss) per Diluted Share	$0.03	$(0.30)	$(0.01)	$(0.56)
Core FFO per Diluted Share	$0.18	$0.16	$0.32	$0.30
Core AFFO per Diluted Share	$0.21	$0.19	$0.40	$0.33
Dividend per Diluted Share	$0.06	$—	$0.1125	$—

YEAR-TO-DATE HIGHLIGHTS

–Same Store multifamily Blended Net Rental Growth Rate of 5.4% for the quarter and 5.0% year to date.
–Same Store NOI growth of 7.9% year over year and 3.1% quarter over quarter, normalized for the impact of successful real estate tax appeals recognized in the prior year.
–Expanded occupancy 100 basis points sequentially to 95.1%.
–Completed the previously announced sales of three assets for $82 million, bringing the total gross proceeds from non-strategic asset sales this year to over $200 million.
–Secured a new $500 million revolver and delayed-draw term loan with a three-plus-one-year term.
–Repaid two mortgages, totaling approximately $220 million, utilizing cash on hand and $55 million of the aforementioned term loan.
–Raised Core FFO guidance range by approximately 4%, or $0.02, and tightened Same Store NOI guidance range by 50 basis points.

	June 30, 2024	March 31, 2024
Same Store Units	7,621	7,621
Same Store Occupancy	95.1%	94.1%
Same Store Blended Rental Growth Rate (Quarter)	5.4%	4.6%
Average Rent per Home	$3,923	$3,899

Mahbod Nia, Chief Executive Officer, commented: "We are pleased to report another quarter of strong operational and financial results, leading to our decision to raise guidance once again.

"In April we secured a new $500 million credit facility and term loan, signaling a renewed, strategic approach to managing our balance sheet and providing us with substantial liquidity and financial flexibility going forward. We also reduced our overall debt by a further $168 million, primarily utilizing proceeds from non-strategic asset sales. Looking ahead, we remain well-positioned to execute our three-pronged approach to value creation as we seek to maximize value on behalf of our shareholders."

SAME STORE PORTFOLIO PERFORMANCE

The following table shows Same Store performance as well as the benefit of successful real estate tax appeals recognized in the second quarter of last year.

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	%	2024	2023	%
Total Property Revenue	$74,745	$71,215	5.0%	$148,837	$139,279	6.9%
Controllable Expenses	13,424	12,361	8.6%	26,045	24,878	4.7%
Non-Controllable Expenses	12,370	9,217	34.2%	24,451	21,534	13.5%
Total Property Expenses	25,794	21,578	19.5%	50,496	46,412	8.8%
Same Store NOI	$48,951	$49,637	(1.4)%	$98,341	$92,867	5.9%
Real Estate Tax Adjustments	—	2,179		—	1,689
Normalized Same Store NOI	$48,951	$47,458	3.1%	$98,341	$91,178	7.9%

Q2 2024 TRANSACTION ACTIVITY

As previously announced, the Company closed on the sale of 107 Morgan for $54 million, releasing approximately $50 million in net proceeds.

In addition, the Company closed on the sale of two land parcels, 6 Becker Farm and 85 Livingston, in April for $28 million, releasing approximately $28 million in net proceeds inclusive of a $500K reimbursement.

FINANCE AND LIQUIDITY

Virtually all (99.9%) of the Company's debt is hedged or fixed. The Company's total debt portfolio has a weighted average effective interest rate of 4.5% and weighted average maturity of 3.1 years.

Balance Sheet Metric ($ in 000s)	June 30, 2024	March 31, 2024
Weighted Average Interest Rate	4.5%	4.4%
Weighted Average Years to Maturity	3.1	3.5
Interest Coverage Ratio	1.7x	1.5x
Net Debt	$1,646,023	$1,714,800
TTM EBITDA	$139,654	$142,543
TTM Net Debt to EBITDA	11.8x	12.0x

On April 22, 2024, the Company successfully replaced its existing revolving credit facility and term loan package with a new $500 million secured facility package, comprising a $200 million delayed-draw term loan and $300 million revolving credit facility. Both the revolving credit facility and term loan have a three-year term and a one-year extension option. The facility package includes sustainability KPI provisions and a $200 million accordion feature.

On May 22, 2024, the Company repaid the $63 million loan on 145 Front Street using cash on hand. In June, the property was added to the collateral pool of the new facility.

On June 28, 2024, the Company repaid the $158 million loan on Soho Lofts using a combination of cash on hand and a $55 million draw on the term loan. Subsequent to quarter end, the drawn balance of the term loan was hedged using a two-year interest rate cap with a strike rate of 3.5%.

DIVIDEND

The Company paid a dividend of $0.06 per share on July 14, 2024, a 14.3% sequential increase from $0.0525 per share.

ESG

During the quarter, the Company updated its progress towards ESG targets with new data from 2023. Compared to 2019 baseline measurements, the Company recorded a 66% reduction in Scope 1 & 2 emissions and a 22% reduction in Scope 3 emissions. Concurrently, it increased the share of Green-Certified properties in its portfolio to 78% by year-end 2023.

GUIDANCE

The Company is raising the low end of its Same Store NOI guidance range by 50 basis points, and is maintaining the high end of the NOI guidance range, reflecting favorable initial indications for insurance and real estate taxes.

	Current Guidance			Initial Guidance
2024 Guidance Ranges	Low		High	Low		High
Same Store Revenue Growth	4.0%	—	5.0%	4.0%	—	5.0%
Same Store Expense Growth	4.5%	—	5.5%	5.0%	—	6.0%
Same Store NOI Growth	3.0%	—	5.0%	2.5%	—	5.0%

In addition, the Company is raising its Core FFO per share guidance range by $0.02 due to $0.01 of higher than projected deposit income, as a result of higher interest rates and average cash balances in the second quarter as asset sales closed sooner than expected, and $0.01 from the recognition of successful real estate tax appeals, net of recoveries, related to sold Harborside office properties.

Core FFO per Share Guidance	Low		High
Net Loss per Share	$(0.21)	—	$(0.17)
Other FFO adjustments per share	$(0.16)	—	$(0.16)
Depreciation per Share	$0.89	—	$0.89
Core FFO per Share	$0.52	—	$0.56

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for Thursday, July 25, 2024, at 8:30 a.m. Eastern Time and will be broadcast live via the Internet at: http://investors.verisresidential.com.

The live conference call is also accessible by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international) and requesting the Veris Residential second quarter 2024 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.'s website at:
http://investors.verisresidential.com beginning at 8:30 a.m. Eastern Time on Thursday, July 25, 2024.

A replay of the call will also be accessible Thursday, July 25, 2024, through Sunday, August 25, 2024, by calling (844) 512-2921 (domestic) or (412) 317-6671 (international) and using the passcode, 13747451.
Copies of Veris Residential, Inc.’s second quarter 2024 Form 10-Q and second quarter 2024 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website under Financial Results.

In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311
ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking, environmentally and socially conscious real estate investment trust (REIT) that primarily owns, operates, acquires and develops holistically inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The Company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles; a best-in-class, sustainable approach to operations; and an inclusive culture based on equality and meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http:// www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Investors	Media
Anna Malhari	Amanda Shpiner/Grace Cartwright
Chief Operating Officer	Gasthalter & Co.
investors@verisresidential.com	veris-residential@gasthalter.com

Additional details on Company Information page.

Consolidated Balance Sheet
(in thousands) (unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Rental property
Land and leasehold interests	$463,826	$474,499
Buildings and improvements	2,635,611	2,782,468
Tenant improvements	8,682	30,908
Furniture, fixtures and equipment	105,707	103,613
	3,213,826	3,391,488
Less – accumulated depreciation and amortization	(390,556)	(443,781)
	2,823,270	2,947,707
Real estate held for sale, net	—	58,608
Net investment in rental property	2,823,270	3,006,315
Cash and cash equivalents	18,398	28,007
Restricted cash	22,533	26,572
Investments in unconsolidated joint ventures	120,392	117,954
Unbilled rents receivable, net	1,805	5,500
Deferred charges and other assets, net	49,529	53,956
Accounts receivable	1,998	2,742
Total Assets	$3,037,925	$3,241,046
LIABILITIES & EQUITY
Revolving credit facility and term loans	54,189	—
Mortgages, loans payable and other obligations, net	1,632,765	1,853,897
Dividends and distributions payable	6,375	5,540
Accounts payable, accrued expenses and other liabilities	47,117	55,492
Rents received in advance and security deposits	11,280	14,985
Accrued interest payable	5,833	6,580
Total Liabilities	1,757,559	1,936,494
Redeemable noncontrolling interests	9,294	24,999
Total Stockholders’ Equity	1,132,424	1,137,478
Noncontrolling interests in subsidiaries:
Operating Partnership	105,959	107,206
Consolidated joint ventures	32,689	34,869
Total Noncontrolling Interests in Subsidiaries	$138,648	$142,075
Total Equity	$1,271,072	$1,279,553
Total Liabilities and Equity	$3,037,925	$3,241,046

Consolidated Statement of Operations
(In thousands, except per share amounts) (unaudited) 1

	Three Months Ended June 30,		Six Months Ended June 30,
REVENUES	2024	2023	2024	2023
Revenue from leases	$60,917	$58,192	$121,559	$114,289
Real estate services	871	643	1,793	1,554
Parking income	3,922	3,998	7,667	7,726
Other income	1,766	1,373	3,797	3,235
Total revenues	67,476	64,206	134,816	126,804
EXPENSES
Real estate taxes	9,502	6,298	18,679	15,857
Utilities	1,796	1,761	4,067	3,824
Operating services	12,628	12,232	25,198	23,615
Real estate services expenses	4,366	4,389	9,608	6,332
General and administrative	8,975	9,572	20,063	19,853
Transaction related costs	890	3,319	1,406	4,347
Depreciation and amortization	20,316	21,831	40,433	43,619
Land and other impairments, net	—	—	—	3,396
Total expenses	58,473	59,402	119,454	120,843
OTHER (EXPENSE) INCOME
Interest expense	(21,676)	(21,692)	(43,176)	(43,706)
Interest cost of mandatorily redeemable noncontrolling interests	—	(13,390)	—	(13,390)
Interest and other investment income	1,536	3,927	2,074	4,043
Equity in earnings of unconsolidated joint ventures	2,933	2,700	3,187	2,633
Gain (loss) on disposition of developable land	10,731	—	11,515	(22)
Gain on sale of unconsolidated joint venture interests	—	—	7,100	—
Loss from extinguishment of debt, net	(785)	(2,657)	(785)	(2,657)
Other income (expense), net	(250)	853	5	2,851
Total other (expense) income, net	(7,511)	(30,259)	(20,080)	(50,248)
Loss from continuing operations before income tax expense	1,492	(25,455)	(4,718)	(44,287)
Provision for income taxes	(176)	—	(235)	—
Loss from continuing operations after income tax expense	1,316	(25,455)	(4,953)	(44,287)
Income from discontinued operations	1,419	(1,192)	1,671	631
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	—	(3,488)	1,548	(2,709)
Total discontinued operations, net	1,419	(4,680)	3,219	(2,078)
Net Income (loss)	2,735	(30,135)	(1,734)	(46,365)
Noncontrolling interest in consolidated joint ventures	543	636	1,038	1,223
Noncontrolling interests in Operating Partnership of income from continuing operations	(153)	2,265	370	4,542
Noncontrolling interests in Operating Partnership in discontinued operations	(122)	417	(277)	176
Redeemable noncontrolling interests	(81)	(617)	(378)	(6,983)
Net loss available to common shareholders	$2,922	$(27,434)	$(981)	$(47,407)
Basic earnings per common share:
Net income (loss) available to common shareholders	$0.03	$(0.30)	$(0.01)	$(0.56)
Diluted earnings per common share:
Net income (loss) available to common shareholders	$0.03	$(0.30)	$(0.01)	$(0.56)
Basic weighted average shares outstanding	92,663	91,873	92,469	91,551
Diluted weighted average shares outstanding(6)	101,952	100,854	101,160	100,691

1 For more details see Reconciliation to Net Income (Loss) to NOI

FFO, Core FFO and Core AFFO

(in thousands, except per share/unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) available to common shareholders	$2,922	$(27,434)	$(981)	$(47,407)
Add (deduct): Noncontrolling interests in Operating Partnership	153	(2,265)	(370)	(4,542)
Noncontrolling interests in discontinued operations	122	(417)	277	(176)
Real estate-related depreciation and amortization on continuing operations(1)	22,514	24,211	45,146	48,341
Real estate-related depreciation and amortization on discontinued operations	—	2,128	668	8,943
Continuing operations: Gain on sale from unconsolidated joint ventures	—	—	(7,100)	—
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	3,488	(1,548)	2,709
FFO(2)	$25,711	$(289)	$36,092	$7,868

Add/(Deduct):
Loss from extinguishment of debt, net	785	2,657	785	2,669
Land and other impairments	—	—	—	3,396
(Gain) Loss on disposition of developable land	(10,731)	—	(11,515)	22
Rebranding and Severance/Compensation related costs (G&A)	236	817	1,873	1,781
Rebranding and Severance/Compensation related costs (RE Services)	838	—	2,364	—
Redemption value adjustments to mandatorily redeemable noncontrolling interests	—	7,641	—	7,641
Amortization of derivative premium	886	1,619	1,790	2,752
Transaction related costs	890	3,319	1,406	4,347
Core FFO	$18,615	$15,764	$32,795	$30,476

Add (Deduct) Non-Cash Items:
Straight-line rent adjustments(3)	(367)	893	(342)	(360)
Amortization of market lease intangibles, net	(9)	(49)	(16)	(79)
Amortization of lease inducements	—	—	7	15
Amortization of stock compensation	3,247	3,614	6,974	5,761
Non-real estate depreciation and amortization	219	199	429	584
Amortization of deferred financing costs	1,569	621	2,811	1,832
Deduct:
Non-incremental revenue generating capital expenditures:
Building improvements	(1,562)	(2,339)	(2,602)	(4,431)
Tenant improvements and leasing commissions(4)	(78)	(195)	(87)	(547)
Tenant improvements and leasing commissions on space vacant for more than one year	—	302	—	(434)
Core AFFO(2)	$21,634	$18,810	$39,969	$32,817

Funds from Operations per share/unit-diluted	$0.25	$0.00	$0.35	$0.08
Core Funds from Operations per share/unit-diluted	$0.18	$0.16	$0.32	$0.30
Dividends declared per common share	$0.06	—	$0.1125	—

See Non-GAAP Financial Definitions.
See Consolidated Statements of Operations page.

Adjusted EBITDA and EBITDAre
($ in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Core FFO (calculated on a previous page)	$18,615	$15,764	$32,795	$30,476
Deduct:
Equity in earnings of unconsolidated joint ventures	(2,990)	(2,700)	(3,449)	(2,633)
Equity in earnings share of depreciation and amortization	(2,417)	(2,579)	(5,142)	(5,155)
Add-back:
Interest expense	21,676	21,692	43,176	43,706
Amortization of derivative premium	(886)	(1,619)	(1,790)	(2,752)
Recurring joint venture distributions	4,177	4,539	5,878	6,086
Noncontrolling interests in consolidated joint ventures	(543)	(636)	(1,038)	(1,223)
Interest cost for mandatorily redeemable noncontrolling interests	—	5,749	—	5,749
Redeemable noncontrolling interests	81	617	378	6,983
Income tax expense	176	(49)	258	3
Adjusted EBITDA	$37,889	$40,778	$71,066	$81,240

Net income (loss) available to common shareholders	$2,922	$(27,434)	$(981)	$(47,407)
Add/(Deduct):
Noncontrolling interests in Operating Partnership of income from continuing operations	153	(2,265)	(370)	(4,542)
Noncontrolling interests in Operating Partnership in discontinued operations	122	(417)	277	(176)
Noncontrolling interests in consolidated joint ventures(a)	(543)	(636)	(1,038)	(1,223)
Redeemable noncontrolling interests	81	617	378	6,983
Interest cost for mandatorily redeemable noncontrolling interests	—	5,749	—	5,749
Interest expense	21,676	21,692	43,176	44,528
Income tax expense	176	(49)	258	2
Depreciation and amortization	20,316	23,959	41,101	52,713
Deduct:
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	3,488	(1,548)	2,708
Equity in (earnings) loss of unconsolidated joint ventures	(2,933)	(2,700)	(3,187)	(2,632)
Add:
Company's share of property NOI's in unconsolidated joint ventures(1)	10,235	10,287	17,963	23,668
EBITDAre	$52,205	$32,291	$96,029	$80,371
Add:
Loss from extinguishment of debt, net	785	2,657	785	2,669
Severance and compensation-related costs	1,074	817	2,711	1,965
Transaction related costs	890	3,319	1,406	4,347
Land and other impairments, net	—	—	—	3,396
Gain on disposition of developable land	(10,731)	—	(11,515)	22
Amortization of derivative premium	886	1,619	1,790	2,752
Adjusted EBITDAre	$45,109	$40,703	$91,206	$95,522

Net debt at period end(5)	$1,646,023	$1,396,428	$1,646,023	$1,396,428
Net debt to Adjusted EBITDA	10.9x	8.6x	11.6x	8.6x

See Consolidated Statements of Operations and Non-GAAP Financial Footnotes page.
See Non-GAAP Financial Definitions.
a) See Noncontrolling Interests in Consolidated Joint Ventures page.

Components of Net Asset Value
($ in thousands)

Real Estate Portfolio			Other Assets

Operating Multifamily NOI[1]	Total	At Share	Cash and Cash Equivalents	$18,398
New Jersey Waterfront	$162,420	$138,026	Restricted Cash	22,533
Massachusetts	25,540	25,540	Other Assets	53,332
Other	29,464	21,730	Subtotal Other Assets	$94,263
Total Multifamily NOI	$217,424	$185,297
Commercial NOI[2]	6,244	5,051	Liabilities and Other Considerations
Total NOI	$223,668	$190,348
			Operating - Consolidated Debt at Share	$1,571,951
Non-Strategic Assets			Operating - Unconsolidated Debt at Share	296,945
			Other Liabilities	70,605
Estimated Land Value[3]		$187,311	Revolving Credit Facility[4]	—
Total Non-Strategic Assets		$187,311	Term Loan[4]	55,000
			Preferred Units	9,294
			Subtotal Liabilities and Other Considerations	$2,003,795

			Outstanding Shares[5]

			Diluted Weighted Average Shares Outstanding for 2Q 2024 (in 000s)	101,952

1 See Multifamily Operating Portfolio page for more details. The Real Estate Portfolio table is reflective of the quarterly NOI annualized.
2 See Commercial Assets and Developable Land page for more details.
3 Based off 4,139 potential units, see Commercial Assets and Developable Land page for more details.
4 On April 22, 2024, the Company secured a $500 million facility comprised of a $300 million revolver and $200 million delayed-draw term loan. The facility has a three-year term with a one-year extension option and a $200 million accordion feature. The $55 million draw is capped at a strike rate of 3.5%, expiring in July 2026.
5 As of June 30, 2024, 92,821,785 common shares were outstanding.

See Non-GAAP Financial Definitions.

Multifamily Operating Portfolio

(in thousands, except Revenue per home)

			Operating Highlights
			Percentage Occupied		Average Revenue per Home		NOI		Debt Balance
	Ownership	Apartments	2Q 2024	1Q 2024	2Q 2024	1Q 2024	2Q 2024	1Q 2024
NJ Waterfront
Haus25	100.0%	750	95.3%	91.4%	$4,842	$4,788	$7,337	$7,279	$343,061
Liberty Towers	100.0%	648	94.9%	94.7%	4,206	4,221	4,833	4,665	265,000
BLVD 401	74.3%	311	95.4%	95.0%	4,186	4,134	2,236	2,470	116,510
BLVD 425	74.3%	412	94.6%	95.7%	4,052	3,995	3,161	3,103	131,000
BLVD 475	100.0%	523	95.5%	96.4%	4,122	4,063	4,474	4,675	165,000
Soho Lofts	100.0%	377	96.6%	95.9%	4,731	4,718	3,067	2,905	—
Urby Harborside	85.0%	762	96.7%	90.7%	4,051	4,072	5,291	5,318	184,309
RiverHouse 9	100.0%	313	96.6%	94.8%	4,275	4,242	2,565	2,899	110,000
RiverHouse 11	100.0%	295	96.7%	95.9%	4,319	4,405	2,328	2,518	100,000
RiverTrace	22.5%	316	94.7%	94.5%	3,764	3,804	2,176	2,273	82,000
Capstone	40.0%	360	95.9%	96.6%	4,405	4,339	3,137	3,159	135,000
NJ Waterfront Subtotal	85.0%	5,067	95.7%	94.2%	$4,291	$4,274	$40,605	$41,264	$1,631,880
Massachusetts
Portside at East Pier	100.0%	180	95.5%	94.4%	$3,208	$3,206	$1,198	$1,159	$56,500
Portside 2 at East Pier	100.0%	296	96.7%	95.7%	3,395	3,328	2,117	1,997	96,222
145 Front at City Square	100.0%	365	93.0%	94.2%	2,535	2,531	1,540	1,549	—
The Emery	100.0%	326	94.2%	96.1%	2,801	2,730	1,530	1,565	71,392
Massachusetts Subtotal	100.0%	1,167	94.7%	95.1%	$2,931	$2,893	$6,385	$6,270	$224,114
Other
The Upton	100.0%	193	87.7%	91.8%	$4,637	$4,614	$1,320	$1,417	$75,000
The James	100.0%	240	94.5%	93.9%	3,113	3,027	1,365	1,380	—
Signature Place	100.0%	197	93.7%	95.8%	3,210	3,157	978	1,017	43,000
Quarry Place at Tuckahoe	100.0%	108	97.1%	93.9%	4,436	4,352	815	707	41,000
Riverpark at Harrison	45.0%	141	93.6%	92.9%	2,923	2,886	526	514	30,192
Metropolitan at 40 Park[1]	25.0%	130	92.8%	89.9%	3,750	3,675	735	711	34,100
Station House	50.0%	378	93.4%	91.5%	2,851	2,873	1,627	1,823	88,408
Other Subtotal	73.8%	1,387	93.1%	92.7%	$3,411	$3,374	$7,366	$7,569	$311,700
Operating Portfolio[2,3]	85.2%	7,621	95.1%	94.1%	$3,923	$3,899	$54,356	$55,103	$2,167,694
Metropolitan Lofts[4]							$—	$81
Total Portfolio							$54,356	$55,184

1 As of June 30, 2024, Priority Capital included Metropolitan at $23.3M (Prudential).
2 Excludes approximately 188,209 sqft of ground floor retail of which 139,872 sf was leased as of June 30, 2024.
3 See Unconsolidated Joint Ventures and Multifamily Property Information pages for more details.
4 In January 2024, the Company's joint venture sold Lofts at 40 Park ("Metropolitan Lofts") thus it is excluded from same store calculations. Proceeds from the sale were used to repay the outstanding loan balance.
                                                            12

Commercial Assets and Developable Land

($ in thousands)

Commercial	Location	Ownership	Rentable SF	Percentage Leased 2Q 2024	Percentage Leased 1Q 2024	NOI 2Q 2024	NOI 1Q 2024	Debt Balance
Port Imperial Garage South	Weehawken, NJ	70.0%	320,426	N/A	N/A	$591	$468	$31,375
Port Imperial Garage North	Weehawken, NJ	100.0%	304,617	N/A	N/A	(1)	(57)	—
Port Imperial Retail South	Weehawken, NJ	70.0%	18,064	92.0%	100.0%	77	202	—
Port Imperial Retail North	Weehawken, NJ	100.0%	8,400	100.0%	100.0%	127	72	—
Riverwalk at Port Imperial	West New York, NJ	100.0%	29,923	80.0%	73.2%	111	177	—
Shops at 40 Park	Morristown, NJ	25.0%	50,973	69.0%	69.0%	656	285	6,067
Commercial Total		80.9%	732,403	78.4%	77.8%	$1,561	$1,147	$37,442

Developable Land Parcels[1]
NJ Waterfront	2,351
Massachusetts	849
Other	939
Developable Land Parcels Total	4,139

1 The Company has an additional 13,775 SF of potential retail space within land developments that is not represented in this table.

Same Store Market Information1

Sequential Quarter Comparison

(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Rate[2]
	Apartments	2Q 2024	1Q 2024	Change	2Q 2024	1Q 2024	Change	2Q 2024	1Q 2024
New Jersey Waterfront	5,067	$36,180	$36,697	(1.4)%	95.7%	94.2%	1.5%	6.0%	4.1%
Massachusetts	1,167	6,636	6,520	1.8%	94.7%	95.1%	(0.4)%	5.0%	2.9%
Other[3]	1,387	6,135	6,170	(0.6)%	93.1%	92.7%	0.4%	3.0%	4.8%
Total	7,621	$48,951	$49,387	(0.9)%	95.1%	94.1%	1.0%	5.4%	4.6%

Year-over-Year Second Quarter Comparison

(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Rate[2]
	Apartments	2Q 2024	2Q 2023	Change	2Q 2024	2Q 2023	Change	2Q 2024	2Q 2023
New Jersey Waterfront	5,067	$36,180	$36,963	(2.1)%	95.7%	95.8%	(0.1)%	6.0%	12.4%
Massachusetts	1,167	6,636	6,278	5.7%	94.7%	95.2%	(0.5)%	5.0%	10.0%
Other[3]	1,387	6,135	6,396	(4.1)%	93.1%	95.0%	(1.9)%	3.0%	9.6%
Total	7,621	$48,951	$49,637	(1.4)%	95.1%	95.6%	(0.5)%	5.4%	11.6%

Average Revenue per Home (based on 7,621 units)

	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
New Jersey Waterfront	$4,291	$4,274	$4,219	$4,084	$4,048	$3,919
Massachusetts	2,931	2,893	2,925	2,918	2,836	2,798
Other[3]	3,411	3,374	3,307	3,350	3,356	3,227
Total	$3,923	$3,899	$3,855	$3,772	$3,736	$3,622
1 All statistics are based off the current 7,621 Same Store pool.
2 Blended lease rates exclude properties not managed by Veris.
3 "Other" includes properties in Suburban NJ, New York, and Washington, DC. See Multifamily Operating Portfolio page for breakout.

Same Store Performance
($ in thousands)

Multifamily Same Store[1]
	Three Months Ended June 30,				Six Months Ended June 30,				Sequential
	2024	2023	Change	%	2024	2023	Change	%	2Q24	1Q24	Change	%
Apartment Rental Income	$67,584	$64,277	$3,307	5.1%	$134,281	$126,151	$8,130	6.4%	$67,584	$66,697	$887	1.3%
Parking/Other Income	7,161	6,938	223	3.2%	14,556	13,128	1,428	10.9%	7,161	7,395	(234)	(3.2)%
Total Property Revenues[2]	$74,745	$71,215	$3,530	5.0%	$148,837	$139,279	$9,558	6.9%	$74,745	$74,092	$653	0.9%
Marketing & Administration	2,535	2,324	211	9.1%	4,673	4,668	5	0.1%	2,535	2,138	397	18.6%
Utilities	2,188	2,055	133	6.5%	4,761	4,479	282	6.3%	2,188	2,573	(385)	(15.0)%
Payroll	4,315	4,185	130	3.1%	8,612	8,631	(19)	(0.2)%	4,315	4,298	17	0.4%
Repairs & Maintenance	4,386	3,797	589	15.5%	7,999	7,100	899	12.7%	4,386	3,613	773	21.4%
Controllable Expenses	$13,424	$12,361	$1,063	8.6%	$26,045	$24,878	$1,167	4.7%	$13,424	$12,622	$802	6.4%
Other Fixed Fees	712	737	(25)	(3.4)%	1,433	1,453	(20)	(1.4)%	712	722	(10)	(1.4)%
Insurance	1,781	1,780	1	0.1%	3,561	3,561	—	—%	1,781	1,780	1	0.1%
Real Estate Taxes	9,877	6,700	3,177	47.4%	19,457	16,520	2,937	17.8%	9,877	9,581	296	3.1%
Non-Controllable Expenses	$12,370	$9,217	$3,153	34.2%	$24,451	$21,534	$2,917	13.5%	$12,370	$12,083	$287	2.4%
Total Property Expenses	$25,794	$21,578	$4,216	19.5%	$50,496	$46,412	$4,084	8.8%	$25,794	$24,705	$1,089	4.4%
Same Store GAAP NOI	$48,951	$49,637	$(686)	(1.4)%	$98,341	$92,867	$5,474	5.9%	$48,951	$49,387	$(436)	(0.9)%
Real Estate Tax Adjustments[3]	—	2,179	(2,179)		—	1,689	(1,689)		—	—	—
Normalized Same Store NOI	$48,951	$47,458	$1,493	3.1%	$98,341	$91,178	$7,163	7.9%	$48,951	$49,387	$(436)	(0.9)%
Total Units	7,621	7,621			7,621	7,621			7,621	7,621
% Ownership	85.2%	85.2%			85.2%	85.2%			85.2%	85.2%
% Occupied - Quarter End	95.1%	95.6%	(0.5)%		95.1%	95.6%	(0.5)%		95.1%	94.1%	1.0%
1 Values represent the Company`s pro rata ownership of the operating portfolio. The James and Haus25 were added to the Same Store pool in 1Q 2024.
2 Revenues reported based on Generally Accepted Accounting Principals or "GAAP".
3 Represents tax settlements and final tax rate adjustments recognized that are applicable to prior periods.

See Non-GAAP Financial Definitions.

Debt Profile

($ in thousands)

	Lender	Effective Interest Rate(1)	June 30, 2024	December 31, 2023	Date of Maturity
Secured Permanent Loans
Soho Lofts(2)			—	158,777
145 Front at City Square(3)			—	63,000
Signature Place	Nationwide Life Insurance Company	3.74%	43,000	43,000	08/01/24
Liberty Towers	American General Life Insurance Company	3.37%	265,000	265,000	10/01/24
Portside 2 at East Pier	New York Life Insurance Co.	4.56%	96,222	97,000	03/10/26
BLVD 425	New York Life Insurance Co.	4.17%	131,000	131,000	08/10/26
BLVD 401	New York Life Insurance Co.	4.29%	116,510	117,000	08/10/26
Portside at East Pier(4)	KKR	SOFR + 2.75%	56,500	56,500	09/07/26
The Upton(5)	Bank of New York Mellon	SOFR + 1.58%	75,000	75,000	10/27/26
RiverHouse 9(6)	JP Morgan	SOFR + 1.41%	110,000	110,000	06/21/27
Quarry Place at Tuckahoe	Natixis Real Estate Capital, LLC	4.48%	41,000	41,000	08/05/27
BLVD 475	The Northwestern Mutual Life Insurance Co.	2.91%	165,000	165,000	11/10/27
Haus25	Freddie Mac	6.04%	343,061	343,061	09/01/28
RiverHouse 11	The Northwestern Mutual Life Insurance Co.	4.52%	100,000	100,000	01/10/29
Port Imperial Garage South	American General Life & A/G PC	4.85%	31,375	31,645	12/01/29
The Emery	Flagstar Bank	3.21%	71,392	72,000	01/01/31
Principal Balance Outstanding			$1,645,060	$1,868,983
Unamortized Deferred Financing Costs			(12,295)	(15,086)
Total Secured Permanent Loans			$1,632,765	$1,853,897

Secured RCF & Term Loans:
Revolving Credit Facility(7)	JP Morgan and Bank of New York Mellon	SOFR + 2.10%	$—	$—	04/22/27
Term Loan(7)	JP Morgan and Bank of New York Mellon	SOFR + 2.62%	55,000	—	04/22/27
RCF & Term Loan Balances			$55,000	$—
Unamortized Deferred Financing Costs			(811)	—
Total RCF & Term Loan Debt			$54,189	$—
Total Debt			$1,686,954	$1,853,897

See to Debt Profile Footnotes page.

Debt Summary and Maturity Schedule

As of June 30, 99.9% of the Company`s total pro forma debt portfolio (consolidated and unconsolidated) is hedged or fixed. The Company`s total debt portfolio has a weighted average interest rate of 4.5% and a weighted average maturity of 3.1 years.

($ in thousands)

	Balance	% of Total	Weighted Average Interest Rate	Weighted Average Maturity in Years
Fixed Rate & Hedged Debt
Fixed Rate & Hedged Secured Debt	$1,700,060	100.0%	4.43%	2.8
Variable Rate Debt
Variable Rate Debt[1]	—	—%	—%	—
Totals / Weighted Average	$1,700,060	100.0%	4.43%	2.8
Unamortized Deferred Financing Costs	(13,106)
Total Consolidated Debt, net	$1,686,954
Partners’ Share	(73,109)
VRE Share of Total Consolidated Debt, net[2]	$1,613,845

Unconsolidated Secured Debt
VRE Share	$296,945	53.0%	4.89%	4.8
Partners’ Share	263,131	47.0%	4.89%	4.8
Total Unconsolidated Secured Debt	$560,076	100.0%	4.89%	4.8

Pro Rata Debt Portfolio
Fixed Rate & Hedged Secured Debt	$1,922,379	99.9%	4.50%	3.1
Variable Rate Secured Debt	1,517	0.1%	7.33%	0.5
Total Pro Rata Debt Portfolio	$1,923,896	100.0%	4.51%	3.1

Pro Forma Debt Maturity Schedule3,4

1 Variable rate debt includes the Revolver and reflects the balances on the Revolver and Term Loan.
2 Minority interest share of consolidated debt is comprised of $33.7 million at BLVD 425, $29.9 million at BLVD 401 and $9.4 million at Port Imperial South Garage.
3 The Unused Term Loan and Unused Revolver Capacity balances are shown with the one-year extension option utilized on the new facilities. The $55 million term loan draw facilitated the repayment of the loan on Soho Lofts on June 28. This draw is capped at 3.5% for two years, expiring July 2026.
4 The graphic reflects consolidated debt balances only.

Annex 1: Transaction Activity

2024 Dispositions to Date
$ in thousands except per SF
	Location	Transaction Date	Number of Buildings	SF	Gross Asset Value
Land
2 Campus Drive	Parsippany-Troy Hills, NJ	1/3/2024	N/A	N/A	$9,700
107 Morgan	Jersey City, NJ	4/16/2024	N/A	N/A	54,000
6 Becker/85 Livingston	Roseland, NJ	4/30/2024	N/A	N/A	27,900
Subtotal Land					$91,600
Multifamily
Metropolitan Lofts[1]	Morristown, NJ	1/12/2024	1	54,683	$30,300
Subtotal Multifamily			1	54,683	$30,300
Office
Harborside 5	Jersey City, NJ	3/20/2024	1	977,225	$85,000
Subtotal Office			1	977,225	$85,000
			2024 Dispositions to Date		$206,900

1 The joint venture sold the property; releasing approximately $6 million of net proceeds to the Company.

Annex 2: Reconciliation of Net Income (Loss) to NOI (three months ended)

	2Q 2024	1Q 2024
	Total	Total
Net Income (Loss)	$2,735	$(4,469)
Deduct:
Income from discontinued operations	(1,419)	(252)
Realized gains and unrealized gains on disposition of rental property and impairments, net	—	(1,548)
Real estate services income	(871)	(922)
Interest and other investment income	(1,536)	(538)
Equity in (earnings) losses of unconsolidated joint ventures	(2,933)	(254)
(Gain) loss on disposition of developable land	(10,731)	(784)
Loss from extinguishment of debt, net	785	—
Gain on sale of unconsolidated joint venture interests		(7,100)
Other income, net	250	(255)
Add:
Real estate services expenses	4,366	5,242
General and administrative	8,975	11,088
Transaction related costs	890	516
Depreciation and amortization	20,316	20,117
Interest expense	21,676	21,500
Provision for income taxes	176	59
Net Operating Income (NOI)	$42,679	$42,400

Summary of Consolidated Multifamily NOI by Type (unaudited):	2Q 2024	1Q 2024
Total Consolidated Multifamily - Operating Portfolio	$40,864	$41,305
Total Consolidated Commercial	905	862
Total NOI from Consolidated Properties (excl. unconsolidated JVs/subordinated interests)	$41,769	$42,167
NOI (loss) from services, land/development/repurposing & other assets	1,166	875
Total Consolidated Multifamily NOI	$42,935	$43,042

See Consolidated Statement of Operations page.

See Non-GAAP Financial Definitions.

Annex 3: Consolidated Statement of Operations and Non-GAAP Financial Footnotes

FFO, Core FFO, AFFO, NOI, Adjusted EBITDA, & EBITDAre

1.Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2.4 million and $2.6 million for the three months ended June 30, 2024 and 2023, respectively, and $5.1 million and $5.2 million for the six months ended June 30, 2024 and 2023, respectively. Excludes non-real estate-related depreciation and amortization of $0.2 million for each of the three months ended June 30, 2024 and 2023, respectively, respectively, and $0.4 million and $0.6 million for the six months ended June 30, 2024 and 2023, respectively.
2.Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See Non-GAAP Financial Definitions for information About FFO, Core FFO, AFFO, NOI, Adjusted EBITDA & EBITDAre.
3.Includes the Company's share from unconsolidated joint ventures of $102 thousand and ($13) thousand for the three months ended June 30, 2024 and 2023, respectively, and $93 thousand and $13 thousand for the six months ended June 30, 2024 and 2023, respectively.
4.Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.
5.Net Debt calculated by taking the sum of secured revolving credit facility, secured term loan, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents and restricted cash, all at period end.
6.Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 8,689 and 8,981 shares for the three months ended June 30, 2024 and 2023, respectively, and 8,691 and 9,140 for the six months ended June 30, 2024 and 2023, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).

Back to Consolidated Statement of Operations page.
Back to FFO, Core FFO and Core AFFO page.
Back to Adjusted EBITDA and EBITDAre page

Annex 4: Unconsolidated Joint Ventures

($ in thousands)

Property	Units	Physical Occupancy	VRE's Nominal Ownership[1]	2Q 2024 NOI[2]	Total Debt	VRE Share of 2Q NOI	VRE Share of Debt
Multifamily
Urby Harborside	762	96.7%	85.0%	$5,291	$184,309	$4,497	$156,663
RiverTrace at Port Imperial	316	94.7%	22.5%	2,176	82,000	490	18,450
Capstone at Port Imperial	360	95.9%	40.0%	3,137	135,000	1,255	54,000
Riverpark at Harrison	141	93.6%	45.0%	526	30,192	237	13,586
Metropolitan at 40 Park	130	92.8%	25.0%	735	34,100	184	8,525
Station House	378	93.4%	50.0%	1,627	88,408	814	44,204
Total Multifamily	2,087	95.2%	55.0%	$13,492	$554,009	$7,476	$295,428
Retail
Shops at 40 Park	N/A	69.0%	25.0%	656	6,067	164	1,517
Total Retail	N/A	69.0%	25.0%	$656	$6,067	$164	$1,517
Total UJV				$14,148	$560,076	$7,640	$296,945
1 Amounts represent the Company's share based on ownership percentage.
2 The sum of property level revenue, straight line and ASC 805 adjustments; less: operating expenses, real estate taxes and utilities.

Annex 5: Debt Profile Footnotes

1.Effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.
2.The loan on Soho Lofts was repaid in full on June 28, 2024. The term loan was drawn $55 million to assist with this repayment.
3.The loan on 145 Front Street was repaid in full on May 22, 2024.
4.The loan on Portside at East Pier is capped at a strike rate of 3.5%, expiring in September 2026.
5.The loan on Upton is capped at a strike rate of 1.0%, expiring in October 2024.
6.The loan on RiverHouse 9 was capped at a strike rate of 3.0% that expired July 1. Subsequent to quarter end, the Company entered into an interest-rate cap agreement to hedge this mortgage with a strike rate of 3.5%, expiring in July 2026.
7.The facility consists of a $500 million facility with a group of eight lenders, comprised of a $300 million revolver and $200 million delayed-draw term loan. The facility has a three-year term ending April 2027, with a one-year extension option. The $55 million draw is capped at a strike rate of 3.5%, expiring in July 2026. The effective rate on the term loan is the sum of amortization of deferred financing costs of 0.052%, applicable margin of 2.00%, SOFR adjustment of 0.10%, and cap strike rate of 3.50%. Subsequent to quarter-end, the Company successfully met its Sustainability KPI provisions under the revolver and term loan. Effective immediately, the applicable margin on our facility borrowings will decrease by 5 basis points.

Back to Debt Profile page.

Annex 6: Multifamily Property Information

	Location	Ownership	Apartments	Rentable SF	Average Size	Year Complete
NJ Waterfront
Haus25	Jersey City, NJ	100.0%	750	617,787	824	2022
Liberty Towers	Jersey City, NJ	100.0%	648	602,210	929	2003
BLVD 401	Jersey City, NJ	74.3%	311	273,132	878	2016
BLVD 425	Jersey City, NJ	74.3%	412	369,515	897	2003
BLVD 475	Jersey City, NJ	100.0%	523	475,459	909	2011
Soho Lofts	Jersey City, NJ	100.0%	377	449,067	1,191	2017
Urby Harborside	Jersey City, NJ	85.0%	762	474,476	623	2017
RiverHouse 9	Weehawken, NJ	100.0%	313	245,127	783	2021
RiverHouse 11	Weehawken, NJ	100.0%	295	250,591	849	2018
RiverTrace	West New York, NJ	22.5%	316	295,767	936	2014
Capstone	West New York, NJ	40.0%	360	337,991	939	2021
NJ Waterfront Subtotal		85.0%	5,067	4,391,122	867
Massachusetts
Portside at East Pier	East Boston, MA	100.0%	180	154,859	860	2015
Portside 2 at East Pier	East Boston, MA	100.0%	296	230,614	779	2018
145 Front at City Square	Worcester, MA	100.0%	365	304,936	835	2018
The Emery	Revere, MA	100.0%	326	273,140	838	2020
Massachusetts Subtotal		100.0%	1,167	963,549	826
Other
The Upton	Short Hills, NJ	100.0%	193	217,030	1,125	2021
The James	Park Ridge, NJ	100.0%	240	215,283	897	2021
Signature Place	Morris Plains, NJ	100.0%	197	203,716	1,034	2018
Quarry Place at Tuckahoe	Eastchester, NY	100.0%	108	105,551	977	2016
Riverpark at Harrison	Harrison, NJ	45.0%	141	124,774	885	2014
Metropolitan at 40 Park	Morristown, NJ	25.0%	130	124,237	956	2010
Station House	Washington, DC	50.0%	378	290,348	768	2015
Other Subtotal		73.8%	1,387	1,280,939	924
Operating Portfolio		85.2%	7,621	6,635,610	871

Back to Multifamily Operating Portfolio page.

Annex 7: Noncontrolling Interests in Consolidated Joint Ventures

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
BLVD 425	$92	$54	$172	$71
BLVD 401	(607)	(689)	(1,159)	(1,247)
Port Imperial Garage South	11	(16)	(15)	(61)
Port Imperial Retail South	(5)	38	29	63
Other consolidated joint ventures	(34)	(23)	(65)	(49)
Net losses in noncontrolling interests	$(543)	$(636)	$(1,038)	$(1,223)
Depreciation in noncontrolling interests	737	714	1,458	1,426
Funds from operations - noncontrolling interest in consolidated joint ventures	$194	$78	$420	$203
Interest expense in noncontrolling interest in consolidated joint ventures	784	792	1,572	1,584
Net operating income before debt service in consolidated joint ventures	$978	$870	$1,992	$1,787

Back to Adjusted EBITDA and EBITDAre page.

Non-GAAP Financial Definitions

NON-GAAP FINANCIAL MEASURES
Included in this financial package are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, and EBIDAre or Earnings Before Interest, Taxes, Depreciation, Amortization and Rent Costs, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined.

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted "EBITDA")
The Company defines Adjusted EBITDA as Core FFO, plus interest expense, plus income tax expense, plus income (loss) in noncontrolling interest in consolidated joint ventures, and plus adjustments to reflect the entity's share of Adjusted EBITDA of unconsolidated joint ventures. The Company presents Adjusted EBITDA because the Company believes that Adjusted EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Blended Net Rental Growth Rate or Blended Lease Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.
Core FFO and Adjusted FFO ("AFFO")
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions, and capital expenditures, (ii) straight-line rents and amortization of acquired above/below market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and Adjusted AFFO are presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO and Adjusted FFO are non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO and Adjusted FFO, the Company's measures of Core FFO may not be comparable to the Core FFO and Adjusted FFO reported by other REITs. A reconciliation of net income per share to Core FFO and Adjusted FFO in dollars and per share are included in the financial tables accompanying this press release.

Earnings Before Interest, Tax, Depreciation, Amortization, and Rent Costs ("EBITDAre")
The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of Nareit in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. The Company presents EBITDAre, because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations ("FFO")
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented

Non-GAAP Financial Definitions
herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

Company Information

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information
Veris Residential, Inc.	New York Stock Exchange	Veris Residential, Inc.
210 Hudson St., Suite 400		Investor Relations Department
Jersey City, New Jersey 07311	Trading Symbol	210 Hudson St., Suite 400
(732) 590-1010	Common Shares: VRE	Jersey City, New Jersey 07311

Anna Malhari
Chief Operating Officer
E-Mail: amalhari@verisresidential.com
Web: www.verisresidential.com

Executive Officers

Mahbod Nia	Amanda Lombard	Taryn Fielder
Chief Executive Officer	Chief Financial Officer	General Counsel and Secretary

Anna Malhari	Jeff Turkanis
Chief Operating Officer	EVP & Chief Investment Officer

Equity Research Coverage

Bank of America Merrill Lynch	BTIG, LLC	Citigroup
Josh Dennerlein	Thomas Catherwood	Nicholas Joseph

Evercore ISI	Green Street Advisors	JP Morgan
Steve Sakwa	John Pawlowski	Anthony Paolone

Truist
Michael R. Lewis
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